Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	David Rubinger
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	david.rubinger@equifax.com

Equifax Updates 2007 Full Year Guidance to Reflect TALX Acquisition

ATLANTA, June 4, 2007 - Equifax Inc. (NYSE: EFX) today announced updated guidance for full year 2007, based on its expected financial performance for 2007 as a result of its acquisition of TALX Corporation which was completed on May 15, 2007.

•                    Based on current business trends and management’s outlook for the remainder of 2007, Equifax expects consolidated annual revenue growth to be between 19 percent and 22 percent. This revenue projection is based on growth of 7 percent to 10 percent for the continuing Equifax businesses plus an estimated $182 million to $190 million of incremental revenue from TALX.

•                    Earnings per share for the full year is expected to be between $1.96 and $2.04. Adjusted earnings per share, a non-GAAP financial measure (defined as earnings per share plus the after-tax effect of the amortization of acquisition-related intangible assets), which is also described by Equifax as “cash EPS”, is expected to be between $2.25 and $2.33 per share.

•                    EBITDA, a non-GAAP financial measure (defined as operating income before depreciation and amortization expense), is expected to be in the range of $615 million to $635 million for the full year.

•                    Annual capital expenditures are targeted at $80 million to $110 million.

•                    For the second quarter of 2007, which will include the results of TALX since its acquisition on May 15, 2007, Equifax expects revenue to be in the range of $453 million to $458 million, earnings per share to be in the range of $0.48 to $0.50 per share, and earnings per share adjusted for amortization of acquisition-related intangibles to be in the range of $0.55 to $0.57 per share.  Although Equifax generally provides guidance only on an annual basis, the foregoing information is provided to enable investors to better evaluate the company and its prospects for performance following completion of the TALX transaction during the quarter.

“Completing this acquisition puts Equifax on a clear path to deliver the growth and financial performance outlined in the strategic plan presented last year at the New York Stock Exchange,” said Richard F. Smith, Equifax Chairman and Chief Executive Officer. “TALX is an outstanding company with a well established and valuable market franchise. Following our strong performance in the first quarter and the addition of our new, fifth business unit, Equifax is well positioned for a very successful year in 2007.”

“This revised guidance incorporates the partial year contribution of TALX into our previous guidance and adds an additional, very important measure of financial performance, earnings per share adjusted for amortization of acquisition intangibles,” added Lee Adrean, Equifax’s Corporate Vice President and Chief Financial Officer. “Our expectations for adjusted EPS have improved since we announced the acquisition of TALX in February due to solid performance trends at Equifax and a refinement of our expectations for the acquisition now that we have completed the transaction.”

Equifax will sponsor a live webcast of its conference call beginning at 8:30 a.m. EDT on Tuesday, June 5. To access the broadcast, go to the Investor Center on the Equifax home page at www.equifax.com and click on the webcast link at least 15 minutes prior to the start time. A replay will be available after the conclusion of the live webcast.

About Equifax (www.equifax.com)

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

Customers have trusted Equifax for over 100 years to deliver innovative solutions with the highest integrity and reliability.
Businesses – large and small – rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, and much more.  We empower individual consumers to manage their personal credit information, protect their identity and maximize their financial well-being.

Headquartered in Atlanta, Georgia, Equifax Inc. employs approximately 6,900 people in 14 countries throughout North America, Latin America and Europe. Equifax is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

Reconciliation of Non-GAAP Financial Measures

The following financial measures included herein are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”): Cash EPS and EBITDA.  Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the attachment to this release.  This information can also be found under “About Equifax/Investor Center/Non-GAAP/GAAP Financial Measures” on our Web site at www.equifax.com.  Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Caution Concerning Forward-Looking Statements

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. Those factors include, but are not limited to, changes in worldwide and U.S. economic conditions and movements in interest rates that materially impact consumer spending and use of consumer debt, including mortgages; changes in demand for Equifax’s products and services; our ability to successfully develop and market new products and services; pricing and other competitive pressures which could result in a loss of customers or a rate of increase or decrease in prices for our services different than past experience; risks relating to illegal third party efforts to access data and our operating systems; risks associated with the integration of acquired technologies, businesses and other investments; changes in laws and regulations governing our business and the application of existing laws, including federal or state responses to identity theft concerns and governing the use of consumer or business credit or marketing information, which could increase our operating costs or reduce the market for our services; disruptions in our business critical systems and operations which could interfere with our ability to deliver services to our customers; third party claims alleging infringement of intellectual property or other proprietary rights or alleging unfair competition or violation of privacy rights; the outcome of pending litigation; and certain other factors discussed under Item 1A, “Risk Factors” in Equifax’s 2006 Annual Report on Form 10-K, and in our other filings with the Securities and Exchange Commission. Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO THE COMPARABLE GAAP FINANCIAL MEASURES (Unaudited)

(Dollars and shares in millions)

A.            Reconciliation of forecasted GAAP earnings per share (EPS) to Cash EPS:

	Three Months Ended		Twelve Months Ended
	June 30, 2007		December 31, 2007
	Forecasted Range*		Forecasted Range*

GAAP EPS	$0.48	$0.50	$1.96	$2.04

Tax adjusted purchase price amortization per share	$0.07	$0.07	$0.29	$0.29

Cash EPS	$0.55	$0.57	$2.25	$2.33

Shares used in computing GAAP EPS & Cash EPS	137.1	137.1	135.6	135.6

B.                                    Reconciliation of forecasted operating income to EBITDA (operating income before depreciation and amortization expense):

	Twelve Months Ended
	December 31, 2007
	Forecasted Range*

Operating income	$488	$505

Depreciation and amortization expense	127	130

EBITDA	$615	$635

* See the “Caution Concerning Forward - Looking Statements” section of this release regarding forecasted amounts or expectations related to results associated with future periods.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Cash EPS - This financial measure is not prepared in conformity with GAAP and is calculated by excluding the after-tax effect of the amortization of acquisition-related intangible assets per share from GAAP diluted earnings per share (“cash EPS”). Cash EPS is not a measurement of profitability under GAAP since this financial measure excludes the after-tax effect of acquisition-related amortization expense. This non-GAAP financial measure should not be considered as an alternative to GAAP diluted earnings per share. Equifax’s definition of cash EPS may not be comparable with non-GAAP financial measures used by other companies.

Management believes excluding the impact of after-tax amortization of acquisition-related intangible assets per share from GAAP diluted earnings per share provides meaningful supplemental information regarding our financial results.  Equifax believes that this financial information is useful to investors since it is consistent with how management assesses Equifax’s historical performance and year-over-year growth and when planning, forecasting and analyzing future periods. By excluding the impact of after-tax amortization of acquisition-related intangible assets per share from GAAP diluted earnings per share, our management is able to evaluate and review the financial and operational impact of acquisitions.

EBITDA - This financial measure is not prepared in conformity with accounting principles generally accepted in the U.S. (“GAAP”) and is calculated by excluding depreciation and amortization expense from operating income (“EBITDA”). EBITDA is not a measurement of profitability under GAAP since, as compared to net income, EBITDA as defined by us excludes depreciation and amortization expense, as well as interest expense, minority interest in earnings (net of tax), other income, net and provision for income taxes from earnings. This non-GAAP financial measure should not be considered as an alternative to net income, operating income, operating margin, or cash provided by operating activities. Equifax’s definition of EBITDA may not be comparable with non-GAAP financial measures used by other companies.

Management believes EBITDA provides meaningful supplemental information regarding our liquidity performance by excluding the items discussed above. Additionally, management believes this financial information is useful to investors in assessing Equifax’s historical financial performance and for planning, forecasting and analyzing future periods since it is an important metric used by management for those same activities, as well as evaluating future investing and financing decisions. While management uses EBITDA as a measurement of liquidity, this non-GAAP financial measure does not consider debt-service payments, or cash generated by us that is available for capital expenditures, dividends and discretionary investment.